Exhibit 13(a).1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), the undersigned hereby certifies as follows:

1.	I, Vicente Llatas, am the Chief Executive Officer of Compañía Anónima Nacional Teléfonos de Venezuela (CANTV) (the “Company”);

2.	The Company’s Annual Report on Form 20-F for the year ended December 31, 2006, accompanying this Certification, in the form filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended; and

3.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 18, 2007

/s/ VICENTE LLATAS
Name: Vicente Llatas
Title: Chief Executive Officer